UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2015

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota	55420
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2015, the Board of Directors of The Toro Company (the “Company”) elected Richard M. Olson as the Company’s President and Chief Operating Officer effective September 1, 2015 and subject to his written acceptance. Mr. Olson accepted this new position, and the Company announced his election as President and Chief Operating Officer, on August 19, 2015.

Mr. Olson has served the Company in various roles throughout his 29-year tenure, most recently as Group Vice President of its International and Micro-Irrigation businesses while also having responsibility for global distributor development and its wholly-owned domestic distributorships. In this new role, Mr. Olson will continue to report to Michael J. Hoffman, Chairman of the Board and Chief Executive Officer, and will oversee all of the Company’s businesses and global operations.

Mr. Olson joined the Company in 1986 and spent his first 14 years in increasing leadership roles in operations, including as a Commercial Engineering Program Manager, Director of Plant Operations at the Company’s facility in Shakopee, Minnesota, and Managing Director of Northern Manufacturing Operations. Since 2010, Mr. Olson has held a number of executive positions in the Company’s businesses, including as General Manager, Exmark division, from September 2010 to March 2012, Vice President, Exmark division, from March 2012 to March 2013, and Vice President, International business from March 2013 to June 2014. Mr. Olson was named Group Vice President, International business, Micro-Irrigation business and Distributor Development in June 2014. Mr. Olson holds a Bachelor of Science degree in industrial technology from Iowa State University and a Masters of Business Administration degree from the Carlson School of Management at the University of Minnesota. Mr. Olson is 51 years old.

Pursuant to the terms of the Company’s offer letter to Mr. Olson (the “Offer Letter”), Mr. Olson’s base compensation will be set by the Company’s Compensation & Human Resources Committee of the Board of Directors (“C&HR Committee”) at its meeting to be held in September 2015. Mr. Olson’s fiscal 2015 annual incentive payout target and performance measures and weightings will remain unchanged, while his fiscal 2016 annual incentive payout target and performance measures and weightings and any other compensation will be determined by the C&HR Committee at its meeting to be held in December 2015. There are no other arrangements or understandings between Mr. Olson and any other person pursuant to which Mr. Olson was selected as the President and Chief Operating Officer of the Company. As of the time of the filing of this report, the Company has not entered into any other material plan, contract or arrangement to which Mr. Olson is a party or in which he participates, or any material amendment, in connection with the election described above.

Officers of the Company are generally elected by the Company’s Board of Directors annually. Mr. Olson will serve in his new position until his successor is elected by the Company’s Board of Directors.

Mr. Olson has no “family relationships,” as that term is defined in Item 401(d) of Regulation S-K, with any other director or executive officer of the Company.

The description of the Offer Letter set forth above is qualified in its entirety by the Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by the Company in connection with the announcement of the election of Mr. Olson as Executive Vice President and Chief Operating Officer of the Company.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated August 18, 2015 between The Toro Company and Richard M. Olson.

99.1	Press Release dated August 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: August 19, 2015	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Offer Letter dated August 18, 2015 between The Toro Company and Richard M. Olson.	Filed herewith

99.1	Press Release dated August 19, 2015.	Furnished herewith